                                                                    EXHIBIT  4.1


     The undersigned hereby represents that the agreement as Exhibit 4.1 to the Annual Report on the Form 20-F (File No. 1-14696) of China Mobile (Hong Kong) Limited is a fair and accurate English translation of the original in Chinese.


DATED this 11th day of June, 2002


                                                China Mobile (Hong Kong) Limited



                                                By: /s/  Liu Ping
                                                   -----------------------------
                                                   Name: Liu Ping
                                                   Title Authorized Signatory

                                                                     Exhibit 4.1



                             [English Translation]



                     CHINA MOBILE COMMUNICATIONS CORPORATION



                                       AND



                        CHINA MOBILE (HONG KONG) LIMITED







                           TRADEMARK LICENSE AGREEMENT







                                 APRIL 24, 2002


                              LINKLATERS & ALLIANCE

                          Agreement on Trademark Use 3

ARTICLE One       Definitions                                             6


ARTICLE Two       Authorized Licensing                                    7


ARTICLE Three     Licensing Authorized to Third Parties                   8


ARTICLE Four      Representations and Warranties                          8


ARTICLE Five      Licensing Fee                                          10


ARTICLE Six       Supervision                                            11


ARTICLE Seven     Infringement and Damages                               12


ARTICLE Eight     Term, Effectiveness and Termination of Contract        12


ARTICLE Nine      Resolution of Disputes, Applicable Laws and Others     13


Appendix I        Trademarks of China Mobile Communication               17

                           AGREEMENT ON TRADEMARK USE


This Agreement on Trademark Use (this "Agreement") is entered into among the following parties as of April 24, 2002:

1. China Mobile Communications Corporation, a state-owned enterprise incorporated and duly existing in accordance with the PRC laws with its legal address at No. 53A, Xi Bian Men Nei Da Jie, Xuan Wu District, Beijing, the PRC (hereinafter referred to as "Party A");

2. China Mobile (Hong Kong) Limited, a limited liability company incorporated and duly existing in accordance with Hong Kong laws with its legal address at 60/F., The Center, 99 Queen's Road Central, Hong Kong (hereinafter referred to as "Party B");

3. Guangdong Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 208, Yue Xiu Nan Lu, Guangzhou, Guangdong Province, the PRC;

4. Zhejiang Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 406, Ti Yu Chang Lu, Hangzhou, Zhejiang Province, the PRC;

5. Jiangsu Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 81, Hu Ju Lu, Nanjing, Jiangsu Province, the PRC;

6. Fujian Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 59, Wu Shan Lu, Fuzhou, Fujian Province, the PRC;

7. Henan Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 10, Min Hang Lu, Zhengzhou, Henan Province, the PRC;

8. Hainan Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 88, Jin Long Lu, Jin Mao District, Haikou, Hainan Province, the PRC;

9. Beijing Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 58, Dong Zhong Jie, Dong Cheng District, Beijing, the PRC;

10. Shanghai Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 29/F, Dong Lou, No. 668, Beijing Dong Lu, Shanghai, the PRC;

11. Tianjin Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 27, Xin Xing Lu, He Ping District, Tianjin, the PRC;

12. Shandong Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 77, Jing San Lu, Jinan, Shandong Province, the PRC;

13. Hebei Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 220, Qing Yuan Jie, Shijiazhuang, Hebei Province, the PRC;

14. Liaoning Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 128, Shi Yi Wei Lu, Chen He District, Shenyang, Liaoning Province, the PRC;

15. Guangxi Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 92, Min Zu Da Dao, Nanning, Guangxi (Zhuang nationality) Autonomous Region, the PRC;

16. China Mobile (Shenzhen) Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 9023, Bing He Da Dao, Futian District, Shenzhen, Guangdong Province, the PRC;

The foregoing Guangdong Mobile Communication Company Limited, Zhejiang Mobile Communication Company Limited, Jiangsu Mobile Communication Company Limited, Fujian Mobile Communication Company Limited, Henan Mobile Communication Company Limited, Hainan Mobile Communication Company Limited, Beijing Mobile Communication Company Limited, Shanghai Mobile Communication Company Limited, Tianjin Mobile Communication Company Limited, Shandong Mobile Communication Company Limited, Hebei Mobile Communication Company Limited, Liaoning Mobile Communication Company Limited, Guangxi Mobile Communication Company Limited, and China Mobile (Shenzhen) Limited are all the directly or indirectly wholly owned subsidiaries of Party B, all located in Mainland China, collectively referred to as "Party B's Domestic Subsidiaries"

17. Anhui Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 303, You Dian Building, Huai He Lu, Hefei City, Anhui Province, the PRC;

18. Hunan Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 169, Fu Rong Nan Lu, Tian Xin District, Changsha City, Hunan Province, the PRC;

19. Hubei Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 10, Jiang Xing Lu, Jiang Han District, Wuhan City, Hubei Province, the PRC;

20. Jiangxi Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at Jin Yuan Building, Tao Yuan Xiao District, Nanchang City, Jiangxi Province, the PRC;

21. Sichuan Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 19, Qing Yang Zheng Jie, Chengdu City, Sichuan Province, the PRC;

22. Chongqing Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 134, Yu Zhou Lu, Jiu Long Po District, Chongqing City, the PRC;

23. Shaanxi Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 5, Nan Er Huan Xi Duan, Xian City, Shaanxi Province, the PRC; and

24. Shanxi Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at No. 39, Shuang Ta Xi Jie, Taiyuan City, Shanxi Province, the PRC.

The foregoing Anhui Mobile Communication Company Limited, Hunan Mobile Communication Company Limited, Hubei Mobile Communication Company Limited, Jiangxi Mobile Communication Company Limited, Sichuan Mobile Communication Company Limited, Chongqing Mobile Communication Company Limited, Shaanxi Mobile Communication Company Limited, and Shanxi Mobile Communication Company Limited are hereinafter referred to as the "Target Companies".


WHEREAS

A. Party A is the lawful owner of the Licensed Trademarks (as defined herein). Party A has obtained the "Trademark Registration Certificate" for the Licensed Trademarks issued by the Trademark Bureau under the State Administration for

     Industry and Commerce of China (hereinafter referred to as the "State Trademarks Bureau") on October 14, 2000;

B. Party B is a company whose common shares are listed on the Hong Kong Stock Exchange and the New York Stock Exchange, approximately 25% of its outstanding shares are owned by offshore investors, and Party A is the indirect major shareholder of Party B;

C. Party A and Party B entered into the "Trademark License Agreement" on October 8, 1999, and the "Supplemental Agreement in Connection with the Spectrum/(Telephone) Number Resources Usage Agreement, Trademark License Agreement, the Sharing of Inter-Provincial Transmission Line Leasing Fees Agreement, and the Inter-Provincial Network Roaming, Domestic and International Roaming Settlement Agreement" (hereinafter referred to as the "Supplemental Agreement") on September 19, 2000, to memorialize the agreement among and between the parties with respect to the authorization by Party A to Party B, Party B's Domestic Subsidiaries and all of its Affiliates governing their use of the Licensed Trademarks;

D. Party A intends to sell to Party B and Party B intends to purchase from Party A its whole equity interest in the Target Companies, subject to the approvals from the relevant governmental authorities of the PRC;

E. Party B and the Target Companies all hope that, and Party A agrees that the Target Companies are the Licensees hereunder (as defined herein) and authorized to use the Licensed Trademarks after becoming the directly or indirectly wholly-owned subsidiaries of Party B; and

F. Party A and Party B agree that further amendments shall be made as to the authorization by Party A of the use of the Licensed Trademarks by the Licensees hereunder.

After due consideration, in order to protect Party A's legal right in the Licensed Trademarks and the Licensee's legal rights in the use of the Licensed Trademarks, Party A and the Licensees agree as follows:


                          ARTICLE ONE     DEFINITIONS

Except as otherwise provided herein, the following terms shall have the meanings set forth below:

1.1. Affiliates: with respect to any person, means any individual, company, partnership, community or other entity or organization that directly or indirectly controls, is controlled by, or under the common control of, such person.

1.2. Licensed Trademarks: The trademarks set forth in Appendix 1 hereto (including the trademarks in the Chinese language and the English language, the graphic trademarks and the trademarks formed by a combination of each of the foregoing trademarks), including the registered and non-registered trademark rights enjoyed in Mainland China and abroad appertaining to such trademarks, and the "China Mobile" trademarks registered by Party A at the State Trademarks Bureau, with respect to which a "Trademark Registration Certificate" (Ref No.: 1459995) was obtained by Party A on October 14, 2000.

1.3. Licensees: means Party B, Party B's Domestic Subsidiaries and all of its Affiliates, and also include the Target Companies and all of its Affiliates after the Target Companies have become the directly or indirectly wholly owned subsidiaries of Party B.

1.4. Third Parties: means any individuals, legal persons, companies, enterprises, governmental departments or other economic entities or organizations other than the parties to this Agreement.

1.5. Force Majeure: means all unforeseeable, unavoidable events or the effect of which are insurmountable, that materially affect a party's capability to perform its obligations under this Agreement, in whole or in part.


                      ARTICLE TWO     AUTHORIZED LICENSING

2.1. Party A hereby agrees that it shall grant the Licensees the non-exclusive right to use the Licensed Trademarks in Mainland China and allow the Licensees to use the Licensed Trademarks in their respective operating regions and areas of operation in Mainland China in accordance with the terms and conditions of this Agreement. Therefore, the Licensees shall have the right to use the Licensed Trademarks in their respective operating regions and areas of operation in Mainland China in accordance with the terms and conditions hereof.

2.2. In addition, Party A hereby agrees that it shall grant Party B the non-exclusive right to use the Licensed Trademarks in Hong Kong Special Administrative Region and to use the Licensed Trademarks in its respective operating regions and areas of operation in Hong Kong Special Administrative Region in accordance with the terms and conditions hereof during the term of this Agreement. Therefore, Party B shall have the right to use the Licensed Trademarks in its respective operating regions and areas of operation in Hong Kong Special Administrative Region in accordance with the terms and conditions hereof.

2.3. The Licensees shall not assign any of their rights or obligations hereunder to any Third Parties without the written consent of Party A.

            ARTICLE THREE     LICENSING AUTHORIZED TO THIRD PARTIES

3.1. Party A hereby agrees that it shall authorize the Licensees to separately enter into a China Mobile Communications Trademark License Agreement (hereinafter referred to as the "Third Party Agreement") with Third Parties engaging in the relevant business activities (including and limited to business activities such as sales, marketing, promotions, sales by authorized dealers of mobile phones and maintenance by authorized dealers) within the respective areas of operation and operating regions based on its own business development needs. The Third Party Agreement shall authorize Third Parties to reasonably use the Licensed Trademarks within the specific operating and geographic areas.

3.2. Third Party Agreement shall be jointly executed by Party A (in the capacity as the Licensor), the corresponding Licensee hereunder (in the capacity as the agent) and the Third Parties (in the capacity as the Authorized Licensees) engaging in the relevant business activities. The corresponding Licensee hereunder shall have the right and obligation to supervise the reasonable use of the Licensed Trademarks inside the specific operating and geographical areas specified by such Third Parties who engage in the relevant business activities.

3.3. Party A hereby authorizes the Licensees to file the Third Party Agreements with the State Trademark Bureau and relevant regulatory authorities in the name and on behalf of Party A.

3.4. The Licensees shall submit an estimated number of Third Party Agreements to be entered into with any local Third Parties for the next year in accordance with its own business development needs (hereinafter referred to as the "Annual Plans"). The Licensees shall only enter into a Third Party Agreement with any Third Party if Party A has examined and approved the Annual Plans. The Licensees shall file an executed copy of such agreements following its execution with Party A and be responsible for filing the Third Party Agreements with the State Trademark Bureau and the relevant regulatory authorities within the time limit as required by the relevant PRC laws and regulations.

3.5. If the Licensees have a genuine need to permit new Third Parties engaging in the relevant activities to use the Licensed Trademarks that were not included in the Annual Plans, the Licensees may file applications with Party A for a specific number of additional Third Party Agreements. Party A may approve such applications filed from time to time by the Licensees in its discretion.


                 ARTICLE FOUR     REPRESENTATIONS AND WARRANTIES

4.1. Each party to this Agreement shall make the following representations and warranties to the other parties:

     a. It is a legal person duly organized and existing under the PRC laws (in the case of Party A, Party B's Domestic Subsidiaries and the Target Companies) or Hong Kong laws (in the case of Party B);

     b. It has the full power and authority to execute this Agreement, to perform all the obligations and to grant all the authorizations under this Agreement;

     c. Its representative, who executes this Agreement, has been granted the right and power to execute this Agreement by valid power of attorney, resolutions of its Board of Directors, or any other valid authorizations; and

     d. This Agreement and its appendix shall constitute legal, valid and binding obligations of each party to this Agreement upon execution.

4.2. Party B agrees that it will be responsible in supervising and monitoring each of Party B's Domestic Subsidiaries and the Target Companies (after they have become directly or indirectly wholly-owned subsidiaries of Party
     B) in performing their respective obligations under this Agreement in accordance with the terms and conditions hereof.

4.3. Party A undertakes to the Licensees that Party A has not created or allowed, and will not create or allow, the existence of any guarantee, pledge or encumbrance otherwise relating to the Licensed Trademarks prior to the execution of this Agreement and during the term of this Agreement. Party A further undertakes that in the event that any third party disputes or takes any legal actions against the Licensees in respect of its use of the Licensed Trademarks, it will perform its legal obligations in accordance with the terms and conditions hereof, including but not limited to, to appear before court, to defend and to indemnify. Party A agrees to compensate and indemnify the Licensees for and against any losses arising from its use of the disputed Licensed Trademarks.

4.4. Party A shall maintain and renew the registration of the Licensed Trademarks and pay the relevant costs as well as file all necessary applications so that the Licensees may lawfully use the Licensed Trademarks and become the legal licensee of the Licensed Trademarks.

4.5. Party A shall take all necessary actions to protect its proprietary right with respect to the registered Licensed Trademarks, and it agrees that it will not take any actions intentionally to harm such proprietary right. If Party A intentionally gives up its proprietary right or any part of the registered Licensed Trademarks or fails to register or renew the Licensed Trademarks in any way, Party A shall deliver a written notice to the Licensees with respect to its decision sixty days before the date of such decision and obtain the prior consent of the Licensees.

4.6. This Agreement shall not grant any other rights to any Licensee except for the right to use the Licensed Trademarks in accordance with the terms and conditions of this Agreement and Party A shall not be deemed to have sold or transferred the Licensed Trademarks to the Licensees. Without affecting the use of the Licensed Trademarks by the Licensees in accordance with the terms and conditions of this Agreement, the Licensees acknowledge Party A's proprietary rights in the Licensed Trademarks (such rights includes but not limited to the rights with respect to the enjoyment, registration and renewal and all of the rights relevant to such rights). The Licensees shall not have the right to file any registration application for the Licensed Trademarks, any trademarks, service logos, other names, marks or languages, or any packages, commercial exteriors, color graphics or designs that bear resemblance to the Licensed Trademarks in any country or region without obtaining the prior written consent of Party A.

4.7. The Licensees agree to provide reasonable assistance to Party A (or to any Affiliates of Party A at the request of Party A) to protect the Licensed Trademarks, including providing any materials or documents and not taking actions that will prevent or adversely affect the registration or renewal of the Licensed Trademarks in China or other places.

4.8. Each party to this Agreement agrees to unconditionally execute any other legal documents and take any other actions required for consummating this Agreement, including but not limited to following the filing procedures at the State Trademark Bureau.


                        ARTICLE FIVE     LICENSING FEE

5.1. Party A agrees that the Licensees shall have the right to use the Licensed Trademarks without compensation within five years of the date of the approval for the registration of the Licensed Trademarks (i.e. before October 13, 2005).

5.2. From the sixth year (i.e. from October 14, 2005), a licensing fee for the Licensed Trademarks shall be negotiated by the parties and specified in a supplemental contract (hereinafter referred to as the "Supplemental Contract"), but in no event such licensing fee for using the Licensed Trademarks shall be more that the licensing fee paid by any other Affiliates of Party A at the same time. Each party to this Agreement agrees that the Supplemental Contract shall only take into effect upon the satisfaction of the following conditions:

     a. If necessary, an exemption shall be obtained for Party B in connection with the Supplemental Contract from the Hong Kong Stock Exchange with respect to the connected transactions in accordance with the Listing Rules of the Hong Kong Stock Exchange; and

     b. If necessary, the Supplemental Contract shall be approved by an independent shareholder of Party B who has no connected relationship with Party B pursuant to the Listing Rules of the Hong Kong Stock Exchange.


                          ARTICLE SIX     SUPERVISION

6.1. The Licensees shall comply with all of the relevant applicable laws and regulations and obtain the relevant governmental approvals relating to the use of the Licensed Trademarks.

6.2. The Licensees shall not use the Licensed Trademarks in a way that will damage or adversely affect Party A, its business or its reputation nor combine the Licensed Trademarks with any trademarks of the Licensees or any third party or any other languages, marks or designs to create a new logo containing the Licensed Trademarks or bearing resemblance thereto.

6.3. Party A may supervise any products, packages, labels, advertisements or any promotional materials or marketing that use the Licensed Trademarks, provided or sponsored by the Licensees and shall have the right to withhold its permission for such promotional or marketing activities if it deems such use harmful to its business, reputation or brand. The Licensees agree to comply with all of Party A's requests in this regard in a timely manner.

     The Licensees shall maintain the following files (for one year) so that Party A may be able to determine whether the Licensees have complied with the relevant requirements set forth in this Chapter Six:

     a. Sample packages, labels, advertisements, or originals or photos of other literature for products containing the Licensed Trademarks that are used in promotional or marketing activities;

     b. All of the files of any appeals or claims with respect to the Licensed Trademarks that have been filed by consumers, competitors, governmental departments, actual users or other entities; and

     c. Form, letterheads or other samples or copies containing the Licensed Trademarks set forth in this Chapter Six.

6.4. Upon the execution of this Agreement Party A shall provide to the Licensees a [copy of] the most recent manual for identification of corporate system (and any updated or amended version) relevant to the use of the Licensed Trademarks by the Licensees in accordance with the terms and conditions hereof. The Licensees shall strictly implement the relevant standards set forth in the most recent manual for identification of corporate system provided by Party A.

                   ARTICLE SEVEN     INFRINGEMENT AND DAMAGES

7.1. In the event of breach of any obligations, responsibilities, undertakings or covenants under this Agreement by Party A, Party A shall indemnify the Licensees against any financial loss incurred by the Licensees attributable to such breaches. In the event of breach of any obligations, responsibilities, undertakings and covenants under this Agreement by the Licensees, the corresponding Licensee shall indemnify Party A against any financial loss incurred thereby attributable to such breaches.

7.2. In the event of the failure of any party to this Agreement to perform the obligations and duties under this Agreement due to [the events] of force majeure, the affected party shall not be held liable for any breach arising from such events.

7.3. If the Licensees know of any infringement or threatened infringement of Party A's right in the Licensed Trademarks, the Licensees shall immediately notify Party A and provide to Party A a report detailing all of its knowledge [about the foregoing matter]. Upon receipt of the foregoing notice and report from the Licensees, Party A shall take all appropriate actions, including instituting legal proceedings or otherwise stopping the actual or threatened infringement. The Licensees shall cooperate with Party A in connection with Party's actions, and their expenses incurred in connection with such cooperation shall be reasonably compensated out of the fees paid by the infringing person.


       ARTICLE EIGHT     TERM, EFFECTIVENESS AND TERMINATION OF CONTRACT

8.1. This Agreement shall come into effect on the date the authorized representatives or legal representatives of each party execute this Agreement and expire on October 7, 2007. Unless each party to this Agreement has executed the Supplemental Contract in accordance with Article
     5.2 of this Agreement, each party may further negotiate whether to renew this Agreement after its expiration.

8.2. Party A shall have the right to terminate this Agreement in the following events:

     a. The Licensees breach this Agreement or any of the representations and warranties and the Licensees fail to cure such breach within thirty days of receipt of a written notice from Party A with a detailed account of the Licensees' acts of breach;

     b.   Party A no longer directly or indirectly holds any interest in Party
          B; or

     c. Party B goes bankrupt, becomes the subject under any liquidation and dissolution proceedings, discontinues its operations, or fails to pay its debts on schedule.

8.3. Party B shall have the right to terminate this Agreement in the following events:

     a. Party A breaches this Agreement or any of the representations and warranties and the Licensees fail to cure such breach within thirty days of receipt of a written notice of Party B with a detailed account of the Licensees' acts of breach; or

     b. Party A no longer has any proprietary right in the registered Licensed Trademarks.

8.4. Any party may deliver a written notice to the other parties sixty days prior to its intention to terminate this Agreement pursuant to Article 8.2 or Article 8.3 of this Agreement. Such notice shall provide its reasons for termination, and this Agreement will be terminated upon expiration of such 60-day period.

8.5. After the termination of this Agreement:

     a. The right to use the Licensed Trademarks by the Licensees shall be immediately terminated and the Licensees shall not continue its use of the Licensed Trademarks and the Licensees shall not attempt to register or use trademarks, service logos, other names, marks, languages, package profiles, color, design or graphics same as or similar to the Licensed Trademarks;

     b. The Licensees shall provide to Party A or its designated Affiliates any materials in its custody with respect to or containing a Licensed Trademark, or make alterations to such materials so that they no longer incorporate any Licensed Trademark; and

     c. Each party to this Agreement shall notify all of the relevant regulatory authorities in the area of industry and commerce and the Trademark Administration of the termination of this Agreement.

     The provisions of this Article 8.5 shall survive the termination of this Agreement.


       ARTICLE NINE     DISPUTE RESOLUTIONS, APPLICABLE LAWS AND OTHERS

9.1. For any disputes between the parties that arise from the effect, interpretation or performance of this Agreement, each party shall endeavor to resolve in a friendly manner. In the event of any failure to resolve such disputes after consultation, any party may submit such disputes to the China International Economic and Trade Arbitration Committee for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding on each party to this Agreement. Except for the matters under dispute submitted for arbitration, the remaining provisions of this Agreement shall remain in effect.

9.2. The PRC laws govern the making, effect, interpretation and implementation of this Agreement and the dispute resolutions.

9.3. This Agreement is severable. If any provision is rendered illegal or unable to be implemented by the competent arbitration committee but has no fundamental effect on the effectiveness of this Agreement, such provision shall not affect the validity and performance of the remaining provisions of this Agreement.

9.4. This Agreement is written in Chinese and the original of this Agreement will be prepared in thirty-two copies. Each party to this Agreement shall hold one original and Party A shall hold the remaining originals for the purposes of registration and filings. All the originals of this Agreement shall have the equal force and effect.

9.5. This Agreement shall constitute the entire agreement between the parties with respect to the agreed matters relating to this Agreement and supercede any intentions or understanding of the parties with respect to such matters or any previously executed agreements, contracts or written documents, including but not limited to the "Trademark License Agreement" executed by the parties on October 8, 1999, and the full contents in relation to the trademarks licensing set forth in the "Supplemental Agreement" executed on September 19, 2000. Any amendments to this Agreement shall only become effective upon the execution of an agreement in writing between the respective authorized representative of each party to this Agreement and such amendments shall be filed with the State Trademarks Bureau and the relevant regulatory authorities in the area of industry and commerce.

9.6. The failure of any party to exercise or postpone exercising its rights, powers or preemptive rights under this Agreement shall not be deemed that it has waived such rights, powers or preemptive rights and a partial exercise of such rights, powers or preemptive rights shall not preclude the future exercise of such rights, powers or preemptive rights.

9.7. This Agreement may be made in counterparts for execution by each party. Counterparts bearing respective signatures shall constitute a binding contract. In the event that this Agreement shall be executed in counterparts, the date each party successfully exchanges its signed counterpart with the other party by facsimile shall be the date of execution.

9.8. Party A shall assist Party B in obtaining all approvals required for the effectiveness and performance of this Agreement. Party A shall submit a copy of this Agreement to the State Administration for Industry and Commerce and the State Trademarks Bureau for filings within three months upon execution of this Agreement. Each of Party B's Domestic Subsidiaries and the Target Companies (after becoming the directly or indirectly wholly-owned subsidiaries of Party B) shall deliver a copy of this Agreement to its respective local administration for industry and commerce for filing purposes.

9.9. Any matters that are not addressed under this Agreement shall be dealt with by each of the Parties to this Agreement separately.

This Agreement is executed by the duly authorized representative of each party to this Agreement as of the date set forth in the first paragraph of this Agreement for faithful compliance.

                                 SIGNATURE PAGE

China Mobile Communications Corporation                 China Mobile (Hong Kong) Limited
Authorized Representative                               Authorized Representative



/s/               LU Xiangdong                          /s/                LI Zhenqun
----------------------------------------------          ----------------------------------------------



Guangdong Mobile Communication Company Limited          Zhejiang Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/                  LI Gang                            /s/                  XU Long
----------------------------------------------          ----------------------------------------------



Jiangsu Mobile Communication Company Limited            Fujian Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/                  HE Ning                            /s/                 LIU Ping
----------------------------------------------          ----------------------------------------------



Henan Mobile Communication Company Limited              Hainan Mobile Communication Company Limited
Authorized Representative                               Authorized Representative



/s/               YUAN Jianguo                          /s/                  WEI Ping
----------------------------------------------          ----------------------------------------------



Beijing Mobile Communication Company Limited            Shanghai Mobile Communication Company Limited
Authorized Representative                               Authorized Representative



/s/                SHA Yuejia                           /s/                 ZHENG Jie
----------------------------------------------          ----------------------------------------------


Tianjin Mobile Communication Company Limited            Shandong Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/               ZHANG Xuehong                         /s/                 LIU Aili
----------------------------------------------          ----------------------------------------------



Hebei Mobile Communication Company Limited              Liaoning Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/               ZHANG Liande                          /s/                WANG Xueli
----------------------------------------------          ----------------------------------------------



Guangxi Mobile Communication Company Limited            China Mobile (Shenzhen) Limited
Authorized Representative                               Authorized Representative


/s/                GAN Yuecai                           /s/               DING Donghua
----------------------------------------------          ----------------------------------------------



Anhui Mobile Communication Company Limited              Hunan Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/                ZHANG Daode                          /s/               WANG Jiangen
----------------------------------------------          ----------------------------------------------



Hubei Mobile Communication Company Limited              Jiangxi Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/                 MENG Dali                           /s/                HUANG Rigao
----------------------------------------------          ----------------------------------------------



Sichuan Mobile Communication Company Limited            Chongqing Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/                  LI Hua                             /s/               SHEN Changfu
----------------------------------------------          ----------------------------------------------



Shaanxi Mobile Communication Company Limited            Shanxi Mobile Communication Company Limited
Authorized Representative                               Authorized Representative


/s/               HUO Zhicheng                          /s/                 GAO Buwen
----------------------------------------------          ----------------------------------------------

                                   APPENDIX I

              TRADEMARKS OF CHINA MOBILE COMMUNICATIONS CORPORATION

                                       17